Exhibit 99.1

FINANCIAL NEWS

SANMINA REPORTS First quarter fiscal 2021 financial results

San Jose, CA – February 2, 2021. Sanmina Corporation (“Sanmina” or the “Company”) (NASDAQ: SANM), a leading integrated manufacturing solutions company, today reported financial results for the fiscal first quarter ended January 2, 2021 and outlook for the fiscal second quarter ending April 3, 2021.

First Quarter Fiscal 2021 Financial Highlights

▪  Revenue: $1.76 billion, exceeded midpoint of outlook

▪  GAAP operating margin: 4.3 percent

▪  GAAP diluted EPS: $0.72

▪  Non-GAAP(1) operating margin: 5.0 percent

▪  Non-GAAP diluted EPS: $1.02, exceeded outlook

Additional Highlights

▪  Non-GAAP pre-tax ROIC: 28.4 percent

▪  Cash flow from operations: $62 million

▪  Free cash flow: $51 million

▪  Shares repurchased: approximately 384,000 for $9.4 million

▪  Ending cash and cash equivalents: $516 million

(1) Non-GAAP financial measures exclude charges or gains relating to: stock-based compensation expenses; restructuring costs (including employee severance and benefits costs and charges related to excess facilities and assets); acquisition and integration costs (consisting of costs associated with the acquisition and integration of acquired businesses into our operations); impairment charges for goodwill and other assets; amortization expense; and other unusual or infrequent items (e.g. charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items). See Schedule 1 below for more information regarding our use of non-GAAP financial measures, including the economic substance behind each exclusion, the manner in which management uses non-GAAP measures to conduct and evaluate the business, the material limitations associated with using such measures and the manner in which management compensates for such limitations. A reconciliation of the non-GAAP financial information contained in this release to their most directly comparable GAAP measures is included in the financial statements furnished with this release.

“Fiscal 2021 is off to a good start. Our continued focus on driving operational efficiencies and ability to provide increased value to our customers are evident in our solid financial results for the quarter,” stated Jure Sola, Chairman and Chief Executive Officer of Sanmina Corporation.

“Our outlook for the second quarter reflects relatively stable demand across our customer base and takes into account typical seasonality. We remain focused on new and innovative solutions for our customers and growth opportunities that support our long-term financial objectives. As we look ahead, we are committed to executing our growth strategy and delivering greater value to our shareholders.”

Second Quarter Fiscal 2021 Outlook

The following outlook is for the first fiscal quarter ending April 3, 2021. These statements are forward-looking and actual results may differ materially.

▪	Revenue between $1.65 billion to $1.75 billion
▪	GAAP diluted earnings per share between $0.63 to $0.73
▪	Non-GAAP diluted earnings per share between $0.76 to $0.86

The statements above concerning our expectations for customer demand during the second quarter and financial outlook constitute forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those projected in these statements as a result of a number of factors, mostly notably the ongoing impacts of the COVID-19 pandemic, which have reduced demand from our customers, caused supply chain interruptions and created health risks for our employees and which could result in restrictions on where we can build products, the levels of staffing at our plants and the types of products we can build for our customers. Other factors that could cause our results to differ from our outlook include adverse changes to the key markets we target; significant uncertainties that can cause our future sales and net income to be variable; reliance on a small number of customers for a substantial portion of our sales; risks arising from our international operations; and the other factors set forth in the Company's annual and quarterly reports filed with the Securities Exchange Commission (“SEC”).

The Company is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the Investor Relations section of our website whether as a result of new information, future events or otherwise, unless otherwise required by law.

Company Conference Call Information

Sanmina will hold a conference call to review its financial results for the first quarter on Tuesday, February 2, 2021 at 5:00 p.m. ET (2:00 p.m. PT). The access numbers are: domestic 866-891-4420 and international 201-383-2868. The conference will also be webcast live over the Internet. You can log on to the live webcast at www.sanmina.com. Additional information in the form of a slide presentation is available on Sanmina’s website at www.sanmina.com. A replay of the conference call will be available for 48-hours. The access numbers are: domestic 855-859-2056 and international 404-537-3406, access code is 1461469.

About Sanmina

Sanmina Corporation, a Fortune 500 company, is a leading integrated manufacturing solutions provider serving the fastest growing segments of the global Electronics Manufacturing Services (EMS) market. Recognized as a technology leader, Sanmina provides end-to-end manufacturing solutions, delivering superior quality and support to Original Equipment Manufacturers (OEMs) primarily in the communications networks, cloud solutions, industrial, defense, medical and automotive. Sanmina has facilities strategically located in key regions throughout the world. More information about the Company is available at www.sanmina.com.

Sanmina Contact

Paige Melching

SVP, Investor Communications

408-964-3610

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Balance Sheets

(in thousands)

(GAAP)

	January 2,	October 3,
	2021	2020

	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$516,030	$480,526
Accounts receivable, net	1,108,472	1,043,334
Contract assets	350,049	396,583
Inventories	819,474	861,281
Prepaid expenses and other current assets	48,851	37,718
Total current assets	2,842,876	2,819,442

Property, plant and equipment, net	541,188	559,242
Deferred tax assets	269,803	273,470
Other	125,867	120,502
Total assets	$3,779,734	$3,772,656

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$1,143,431	$1,210,049
Accrued liabilities	190,797	171,761
Accrued payroll and related benefits	120,469	122,029
Short-term debt, including current portion of long-term debt	18,750	18,750
Total current liabilities	1,473,447	1,522,589

Long-term liabilities:
Long-term debt	324,825	329,249
Other	303,514	290,902
Total long-term liabilities	628,339	620,151

Stockholders' equity	1,677,948	1,629,916
Total liabilities and stockholders' equity	$3,779,734	$3,772,656

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(GAAP)
(Unaudited)

	Three Months Ended
	Jan. 2,	Dec. 28,
	2021	2019
Net sales	$1,755,249	$1,840,171
Cost of sales	1,614,014	1,705,289
Gross profit	141,235	134,882

Operating expenses:
Selling, general and administrative	58,967	63,151
Research and development	4,805	5,200
Restructuring and other costs	1,904	9,350
Total operating expenses	65,676	77,701
Operating income	75,559	57,181

Interest income	230	310
Interest expense	(4,954)	(5,877)
Other income, net	1,867	1,318
Interest and other, net	(2,857)	(4,249)
Income before income taxes	72,702	52,932
Provision for income taxes	24,681	14,587
Net income	$48,021	$38,345

Basic income per share	$0.74	$0.55
Diluted income per share	$0.72	$0.53

Weighted-average shares used in computing per share amounts:
Basic	65,243	70,178
Diluted	66,818	72,598

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	Jan. 2,	Dec. 28,
	2021	2019
GAAP Operating Income	$75,559	$57,181
GAAP operating margin	4.3%	3.1%
Adjustments:
Stock compensation expense (1)	8,209	6,906
Amortization of intangible assets	-	190
Distressed customer charges (2)	(325)	-
Legal and other (3)	1,873	-
Restructuring costs	1,904	9,160
Gain on sales of long-lived assets	-	-
Non-GAAP Operating Income	$87,220	$73,437
Non-GAAP operating margin	5.0%	4.0%

GAAP Net Income	$48,021	$38,345

Adjustments:
Operating income adjustments (see above)	11,661	16,256
Legal and other (3)	-	-
Adjustments for taxes (4)	8,652	2,825
Non-GAAP Net Income	$68,334	$57,426

GAAP Net Income Per Share:
Basic	$0.74	$0.55
Diluted	$0.72	$0.53

Non-GAAP Net Income Per Share:
Basic	$1.05	$0.82
Diluted	$1.02	$0.79

Weighted-average shares used in computing per share amounts:
Basic	65,243	70,178
Diluted	66,818	72,598

(1)	Stock compensation expense was as follows:

	Cost of sales	$3,421	$2,912
	Selling, general and administrative	4,718	3,925
	Research and development	70	69
	Total	$8,209	$6,906

(2)	Relates to accounts receivable and inventory write-downs (recoveries) associated with distressed customers.

(3)	Represents expenses, charges and recoveries associated with certain legal matters.

(4)	GAAP provision for income taxes	$24,681	$14,587

	Adjustments:
	Tax impact of operating income adjustments	280	391
	Discrete tax items	(6,451)	(2,526)
	Deferred tax adjustments	(2,481)	(690)

	Subtotal - adjustments for taxes	(8,652)	(2,825)

	Non-GAAP provision for income taxes	$16,029	$11,762

Q2 FY21 Earnings Per Share Outlook*:	Q2 FY21 EPS Range
	Low	High
GAAP diluted earnings per share	$0.63	$0.73
Stock compensation expense	$0.13	$0.13
Non-GAAP diluted earnings per share	$0.76	$0.86

* Due to uncertainty regarding the timing of recognition of restructuring charges, impairment charges and other unusual or infrequent items, if any, that could be incurred during the second quarter of FY21, an estimate of such items is not included in the outlook for Q2 FY21 GAAP EPS.

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina Corporation

Pre-tax Return on Invested Capital (ROIC)

(in thousands)

($ in thousands)		Q1 FY21
Pre-tax Return on Invested Capital (ROIC)

GAAP operating income		$75,559
	x	4.0
Annualized GAAP operating income		302,236
Average invested capital (1)	÷	1,229,805
GAAP pre-tax ROIC		24.6%

Non-GAAP operating income		$87,220
	x	4.0
Annualized non-GAAP operating income		348,880
Average invested capital (1)	÷	1,229,805
Non-GAAP pre-tax ROIC		28.4%

(1) Invested capital is defined as total assets (not including cash and cash equivalents and deferred tax assets) less total liabilities (excluding short-term and long-term debt).

Press Release Financials	SANMINA
2700 North First Street
San Jose, CA 95134
Tel: 408-964-3610

Sanmina Corporation

Condensed Consolidated Cash Flow

(in thousands)

(Unaudited)

	Three Month Periods
	Q1'21	Q1'20
GAAP Net Income	$48,021	$38,345
Depreciation and amortization	27,635	28,735
Other, net	11,556	9,589
Net change in net working capital	(25,401)	(55,498)
Cash provided by operating activities	61,811	21,171

Sales of short-term investments	-	-
Purchases of long-term investments	-	-
Net purchases of property & equipment	(11,191)	(28,046)
Cash used in investing activities	(11,191)	(28,046)

Net share repurchases	(11,472)	(12,698)
Net borrowing activities	(4,688)	(4,688)
Cash used in financing activities	(16,160)	(17,386)

Effect of exchange rate changes	1,044	84

Net change in cash & cash equivalents	$35,504	$(24,177)

Free cash flow:
Cash provided by operating activities	$61,811	$21,171
Net purchases of property & equipment	(11,191)	(28,046)
	$50,620	$(6,875)

Schedule 1

The statements above and financial information provided in this earnings release include non-GAAP measures of operating income, operating margin, net income, diluted earnings per share and pre-tax return on invested capital (ROIC). Management excludes from these measures stock-based compensation, restructuring, acquisition and integration expenses, impairment charges, amortization charges and other unusual or infrequent items, as adjusted for taxes, as more fully described below.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of Company’s strategic plan, (3) provide investors with a better understanding of how management plans and measures the business and (4) provide investors with a better understanding of our ongoing, core business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases.

Additional information regarding the economic substance of each exclusion, management’s use of the resultant non-GAAP measures, the material limitations of management’s approach and management’s methods for compensating for such limitations is provided below.

Stock-based Compensation Expense, which consists of non-cash charges for the estimated fair value of equity awards granted to employees and directors, is excluded in order to permit more meaningful period-to-period comparisons of the Company’s results since the Company grants different amounts and value of equity awards each quarter. In addition, given the fact that competitors grant different amounts and types of equity awards and may use different valuation assumptions, excluding stock-based compensation permits more accurate comparisons of the Company’s core results with those of its competitors.

Restructuring, Acquisition and Integration Expenses, which consist of severance, lease termination costs, exit costs and other charges primarily related to closing and consolidating manufacturing facilities and those associated with the acquisition and integration of acquired businesses, are excluded because such charges (1) can be driven by the timing of acquisitions and exit activities which are difficult to predict, (2) are not directly related to ongoing business results and (3) do not reflect expected future operating expenses. In addition, given the fact that the Company’s competitors complete acquisitions and adopt restructuring plans at different times and in different amounts than the Company, excluding these charges or benefits permits more accurate comparisons of the Company’s core results with those of its competitors. Items excluded by the Company may be different from those excluded by the Company’s competitors and restructuring and integration expenses include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Therefore, management also reviews GAAP results including these amounts.

Impairment Charges, which consist of non-cash charges, are excluded because such charges are non-recurring and do not reduce the Company’s liquidity. In addition, given the fact that the Company’s competitors may record impairment charges at different times, excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors.

Amortization Charges, which consist of non-cash charges impacted by the timing and magnitude of acquisitions of businesses or assets, are also excluded because such charges do not reduce the Company’s liquidity. In addition, such charges can be driven by the timing of acquisitions, which is difficult to predict. Excluding these charges permits more accurate comparisons of the Company’s core results with those of its competitors because the Company’s competitors complete acquisitions at different times and for different amounts than the Company.

Other Unusual or Infrequent Items, such as charges or benefits associated with distressed customers, expenses, charges and recoveries relating to certain legal matters, gains and losses on sales of assets and redemptions of debt, deferred tax and discrete tax items, are excluded because such items are typically non-recurring, difficult to predict or not directly related to the Company’s ongoing or core operations and are therefore not considered by management in assessing the current operating performance of the Company and forecasting earnings trends. However, items excluded by the Company may be different from those excluded by the Company’s competitors. In addition, these items may include both cash and non-cash expenses. Cash expenses reduce the Company’s liquidity. Management compensates for these limitations by reviewing GAAP results including these amounts.

Adjustments for Taxes, which consist of the tax effects of the various adjustments that we exclude from our non-GAAP measures, and adjustments related to deferred tax and discrete tax items.  Including these adjustments permits more accurate comparisons of the Company's core results with those of its competitors. We determine the tax adjustments based upon the various applicable effective tax rates.  In those jurisdictions in which we do not expect to realize a tax cost or benefit (due to a history of operating losses or other factors), a reduced tax rate is applied.